UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment, Consent and Waiver to Priority Credit Agreement
     On November 12, 2010, Trico Shipping AS (“Trico Shipping”) entered into an amendment, consent and waiver (the “Third Amendment”) to the Priority Credit Agreement (the “Priority Credit Agreement”) by and among Trico Shipping, as borrower, Trico Supply AS (“Holdings”) and certain of Trico Marine Services, Inc.’s (the “Company”) other wholly owned subsidiaries identified therein, as guarantors, Cantor Fitzgerald Securities, as administrative agent, and the lenders party thereto. The Third Amendment amends the Priority Credit Agreement by (i) extending the due date of the requirement that the Company and Holdings and the other guarantors adopt a plan contemplating the restructuring of their indebtedness, from October 31, 2010 to November 12, 2010, (ii) waiving compliance by the Company and Holdings with various covenants in the Priority Credit Agreement, (iii) so long as an agreement to forbear from the exercise of remedies in connection with a default or event of default arising from the failure to make the interest payment on Trico Shipping’s 11 7/8% Senior Secured Notes due 2014 (the “Notes”) that was due on November 1, 2010 has been entered into by and among the credit parties, a majority of the holders of the Notes and the trustee under the indenture (the “Indenture”) governing the Notes and such agreement remains in full force and effect, waiving any default or event of default under the Priority Credit Agreement attributable to a default or event of default under the Indenture due to, among other things, failure by a credit party to make the interest payment on the Notes that was due on November 1, 2010 and (iv) consenting to the consummation of the Tebma Settlement Agreement (as defined in the Third Amendment).
Relationships
     Affiliates of certain funds managed by Tennenbaum Capital Partners, LLC are lenders under the Company’s Second Amended and Restated Credit Agreement dated as of June 11, 2010, as amended, the Company’s Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of August 24, 2010, as amended, and Trico Shipping’s Credit Agreement dated as of October 30, 2009, as amended. At present, certain lenders under the Priority Credit Agreement are holders of the Notes.
     The preceding description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Third Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1	—	Third Amendment, Consent and Waiver to Priority Credit Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts that are critical to its operations; (iv) the potential adverse impact of the Company’s voluntary reorganization under Chapter 11 of Title 11 of the United States Code on its liquidity or results of operations; (v) the ability of the Company to attract, motivate and/or retain key executives and employees; (vi) the ability of the Company to attract and retain customers; (vii) Trico Shipping’s ability to comply with the terms of the Approved Budget; and (viii) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
     Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 15, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
	Name:	Brett Cenkus
	Title:	General Counsel and Secretary

EXHIBIT INDEX
     (d) Exhibits

10.1	—	Third Amendment, Consent and Waiver to Priority Credit Agreement.

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